EXHIBIT 5.2

CONSENT OF CASSELS BROCK & BLACKWELL LLP

January 13, 2026

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re:	IsoEnergy Ltd. (the “Corporation”) Registration Statement on Form F-10 of the Corporation (the “Registration Statement”)

We, as Canadian counsel to the Corporation, hereby consent to the use of and reference to our firm name in the Registration Statement on the cover page and under the heading “Legal Matters”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules thereunder.

Yours truly,

/s/ Cassels Brock & Blackwell LLP
Cassels Brock & Blackwell LLP